UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2012 (May 25, 2012)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

In accordance with its charter, the Audit Committee of the Board of Directors of Magnum Hunter Resources Corporation (the “Company”) annually selects and engages the Company’s independent registered public accounting firm for each year. The Audit Committee initially selected and engaged Hein & Associates LLP (“Hein”) as the Company’s independent registered public accountants for fiscal 2012.  Hein had also audited the Company’s financial statements for 2009, 2010 and 2011.  Over the past several months the Company has been evaluating whether the Company needed a larger accounting firm with more depth in its professional expertise.  Recently, senior management of the Company concluded that it would be in the Company’s best interest for the Company to engage a new independent registered public accounting firm for 2012 with a greater depth of resources to accommodate the Company’s rapidly expanding and widespread operations as well as its accessing the public capital markets.  The Audit Committee has been kept apprised of this matter.  On May 25, 2012, Hein informed the Company that it declined to stand for re-election at the Company’s upcoming annual meeting of stockholders as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The Audit Committee has charged senior management of the Company with undertaking a search on the Audit Committee’s behalf for appropriate candidates to serve as the Company’s new independent registered public accounting firm.  The Company is currently evaluating several candidates, and it is expected that, following completion of such evaluations, the Audit Committee will select and engage a new independent registered public accounting firm for fiscal 2012.  Hein has agreed to serve as the Company’s independent registered public accounting firm on an interim basis until the Audit Committee has selected and engaged an independent registered public accounting firm for the remainder of fiscal 2012.

Hein’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Hein on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2010 did not contain any adverse opinions or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and 2010, and the subsequent interim period through June 1, 2012, there were (i) no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Hein with a copy of this Current Report on Form 8-K and requested that Hein furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. Such letter, dated June 1, 2012, is filed as Exhibit 16.1 to this Report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Hein & Associates LLP dated June 1, 2012 indicating its agreement with statements made in this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: June 1, 2012	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of Hein & Associates LLP dated June 1, 2012 indicating its agreement with statements made in this Current Report on Form 8-K